SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C.  20549


                          FORM 8-K



                      CURRENT REPORT
           Pursuant to section 13 of 15(d) of the Securities
                    Exchange Act of 1934


          Date of Report (Date of earliest event reported):
                       October 29, 1999



                   Network Six, Inc.
   (Exact name of registrant as specified in its charter)

               Commission File No. 0-21038

    Rhode Island                         05-036-6090
(State or other jurisdiction of       (I.R.S. Employer
                                      Identification No.)
  incorporation or organization)


         475 Kilvert Street, Warwick, Rhode Island  02886
  (Address of principal executive offices, including zip code)

                      (401) 732-9000
      (Registrant's telephone number, including area code)

Item 5. Other Events

         The October 29, 1999 Press Release of the Registrant attached hereto as EXHIBIT 99 is incorporated herein by reference.

Item 7 (c)    Exhibits

99   Press Release, dated October 29,1999, of Network Six, Inc.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                               Network Six, Inc.
                            -----------------------
                               (Registrant)

Date:  October 29, 1999         By: /s/ Dorothy M. Cipolla
                                     Dorothy M. Cipolla
                                      Chief Financial Officer
Network Six, Inc.
Current Report on Form 8-K
Dated October 29, 1999

Exhibit Index

Exhibit
   No.                                        Exhibits

99 Press Release dated October 29, 1999
                                             EXHIBIT 99
NETWORK SIX REPORTS THIRD QUARTER
      FINANCIAL RESULTS

Contact (401) 732-9000
Kenneth C. Kirsch, President and CEO
Or
Dorothy M. Cipolla, CFO and Treasurer
October 29, 1999



Warwick, RI: Network Six, Inc. (NASDAQ:NWSS) reported contract revenue earned for the quarter ending September 30, 1999 of $2,575,192, down 3%, or $87,411, from $2,662,603 the same period a year ago. Net income for the period was $149,727, or $0.09 per share, down $148,409 from the same period a year ago when the Company reported net income of $298,136, or $.28 per share.

Contract revenue earned for the nine months ending September 30, 1999 was $7,813,958 down $323,958, or 4%, from $8,137,916 the same period a year ago.
Net loss for the period was $1,305,315, or $1.98 per share, down $2,053,714 from the same period a year ago when the Company reported net income of $748,399, or $.66 per share. These figures include a one-time pre-tax charge of approximately $3.2 million ($1.9 million after-tax) related to the Company settling its long-standing litigation with the State of Hawaii. Without the Hawaii settlement charge, net income for the first nine months would have been $568,917 or $.42 per share.

Kenneth C. Kirsch, President and CEO commented, "Earlier in the year, we made a conscious decision to beef up our sales and marketing staff and to pursue selective markets. This investment continued during the third quarter and we expect it to continue prospectively as well. With our improved financial health, we are able to focus our efforts on growing the Company for the long-term by making investments in product development and selling and marketing activities that we expect to generate favorable returns for the Company in the years to come. Although third quarter revenues fell below our expectations, primarily due to a slowdown in new systems development activities related to Y2K, we believe that new systems development initiatives and related spending will re-commence shortly after the beginning of the year."

Dorothy Cipolla, CFO and Treasurer, added, "The Company continues to grow stronger every day; our cash position has never been higher, our balance sheet is solid and our credit facility remains untapped. We are well positioned for growth."

**************************************************************************
Network Six is a full service systems integrator, providing information technology solutions that enable its customers to become more effective and efficient. Network Six's services include management consulting, network design, network and application implementation, training, outsourcing, maintenance and support. Network Six's stock is traded on the NASDAQ SmallCap Market under the symbol NWSS. Its website is http://www.networksix.com.

This report contains forward-looking statements reflecting the Company's expectations or beliefs concerning future events that could materially affect Company performance in the future. All forward-looking statements are subject to the risks and uncertainties inherent with predictions and forecasts. Please refer to the Company's 10Q for June 30, 1999 or 10K for December 31, 1998 for more discussion and information.

The following is a recap of Network Six's operating results and balance sheet:


                                   Network Six, Inc.
                               Condensed Balance Sheets

                                         Sept. 30, 1999    Dec. 31, 1998
Assets                                     (unaudited)
Current assets:                           ------------     ------------
[S]                                        [C]               [C]
 Cash                                   $    2,534,719    $   1,442,035
 Contract receivables, less allowance for
   doubtful accounts of $50,000 at Sept. 30,
   1999 and $69,175 at December 31, 1998     1,558,083        1,966,788
 Costs and estimated earnings in excess of
   billings on contract                        816,352        1,220,253
 Refundable income taxes relating to the
   Hawaii settlement                           686,000              -
 Other current assets                          127,820          112,433
                                          ------------     ------------
     Total current assets                    5,722,974        4,741,509
                                          ------------     ------------
Property and equipment
  Computers and equipment                      618,021          590,527
  Furniture and fixtures                       162,606          163,532
  Leasehold improvements                        20,191           20,191
                                          ------------     ------------
                                               800,818          774,250
Less: accum. depreciation and amortization     587,574          602,033
                                          ------------     ------------
       Net property and equipment              213,244          172,217

Deferred taxes                                 417,401           37,097

Contract receivables and costs in excess
   of billings on Hawaii contract                  -          3,459,382
Other assets                                    86,906          290,577
                                          ------------     ------------
                                        $    6,440,525    $   8,700,782
                                           ===========      ===========







                                        Sept. 30, 1999    Dec. 31, 1998
                                         (unaudited)
Liabilities and Stockholders' Equity     ------------     ------------
Current liabilities:
  Current installment of obligations
     under capital leases               $        7,227   $       89,483
  Current portion of long-term debt:
    Vendors                                    100,000          200,000
    Others                                     340,918           91,997
  Accounts payable                              80,645           58,456
  Accrued salaries and benefits                573,266          579,320
  Accrued subcontractor expense                 24,153           24,950
  Other accrued expenses                        74,726          320,982
  Billings in excess of costs and
   estimated earnings on contracts             328,478          341,572
  Income taxes payable                             -            780,066
  Deferred taxes                                42,491           42,491
  Preferred stock dividends payable          1,035,975          795,992
                                          ------------     ------------
    Total current liabilities                2,607,879        3,325,309
                                          ------------     ------------
Obligations under capital leases,
    excluding current installments                 -             38,090
Long-term debt, less current portion:
    Vendors                                    642,239          542,239
    Others                                     837,234          409,778
Hawaii Payable                                     -            576,483
                                          ------------     ------------
     Total Liabilities                       4,087,352        4,891,899
                                          ------------     ------------
Stockholders' equity:
  Series A convertible preferred stock,
    $3.50 par value. Authorized 857,142.85
    shares; issued and outstanding 714,285.71
    shares at Sept. 30, 1999 and December 31,
    1998; liquidation of $3.50 per share
    plus unpaid and accumulated dividends    2,235,674        2,235,674
  Common stock, $.10 par value. Authorized
    4,000,000 shares; issued 792,881 shares
    at September 30, 1999 and 764,663 at
    December 31, 1998                           79,288           76,466
Additional paid-in capital                   1,886,294        1,796,284
Treasury stock, recorded at cost, 316 shares at
    Sept.30, 1999 and 0 at December 31, 1998    (3,245)             -
Retained earnings (accumulated deficit)     (1,844,838)       (299,541)
                                          ------------     ------------
     Total stockholders' equity              2,353,173        3,808,883
                                          ------------     ------------
     Total Liabilities &
       Stockholders' Equity             $    6,440,525   $    8,700,782
                                           ===========      ===========






                               Network Six, Inc.
                         Condensed Statements of Income
                                 (Unaudited)
                       [C]              [C]           [C]          [C]
                        Three months   Three months   Six months     Six months
                      ended 9/30/99   ended 9/30/98  ended 9/30/99 ended 9/30/98
                      -------------   -------------  ------------- -------------

Contract revenue earned     2,575,192     2,662,603      7,813,958    8,137,916
Cost of revenue earned      1,632,648     1,535,388      4,772,396    5,140,573
                         ------------   ------------   ------------   ----------
     Gross profit             942,544     1,127,215      3,041,562    2,997,344

Selling, general &
 administrative expenses      655,048       617,290      2,011,408    1,737,581
Litigation settlement             -              -       3,176,665            -
                         ------------   ------------   ------------ ------------
  Income from operations      287,496       509,925     (2,146,511)   1,259,763

Other deductions (income)
     Interest expense          60,147        14,573        119,512       54,289
     Interest earned          (26,426)      (10,336)       (58,124)     (63,377)
                         ------------   ------------   ------------  -----------
Income before
  income taxes                253,775       505,688     (2,207,899)   1,268,851

Income taxes                  104,048       207,552       (902,584)     520,452
                         ------------   ------------   ------------  -----------
Net income                    149,727       298,136     (1,305,315)     748,399
                        =============  =============  =============  ===========
Net income per share:
Basic                           0.09           0.28          (1.98)        0.66
                        =============  =============  ============= ============
Diluted                         0.09           0.28          (1.98)        0.66
                        =============  =============  =============  ===========
Shares used in computing net income per share:
Basic                        788,573        763,880        785,476      756,519
                       =============  =============  =============  ============
Diluted                      788,573        763,880        785,476      756,519
                       =============  =============  =============  ============
Preferred dividends
  declared                    81,918         85,068        239,983      252,431
                       =============  =============  ============= =============